                                     POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute and appoint Gregory T. Sangalis and Lori Spilde as true and lawful attorneys and agents (each with authority to act alone), with power and authority to sign for and on behalf of the undersigned the name of the undersigned to any Form 3, Form 4 and Form 5 filed or to be filed with the
Securities and Exchange Commission reporting ownership or changes in ownership by the undersigned of any securities of Service Corporation International or to any amendments thereto filed or to be filed with the Securities and Exchange
Commission, and to any instrument or document filed as a part of, as an exhibit to or in connection with said reports or amendments, including without limitation a Form ID or other form as may be appropriate to apply for filing codes; and the undersigned does hereby ratify and confirm as the undersigned's own act and deed all that said attorney and agent shall do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned has subscribed these presents this
8th day of November, 2017.

                                                 /s/ Edward E. Williams
                                                ----------------------------
                                                     Edward E. Williams